UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2022

PANAMERA HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-55569	46-5707326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1218 Webster Street Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 289-6200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 18, 2022, Panamera Holdings Corporation (the “Company”) entered into a Consulting Agreement with First DB Ventures LP dba First Primary Care of Houston, Texas to serves as a consultant in the field of healthcare on a month-to-month basis at a monthly compensation rate of $8,333 per month.  The consulting services will be rendered by Company board member Christopher Barakat under an Employment Contract more fully described in Item 5.02 and listed along with the Consulting Agreement in Item 9.01 Exhibits.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

On May 18, 2022, Panamera Holdings Corporation (the “Company”) entered into an Employment Contract with Christopher Barakat, a member of our board of directors, to serve in the capacity of a Clinical Business Development Officer on a month-to-month at will employment basis to specifically serve as the consultant to First DB Ventures LP dba First Primary Care under the Consulting Agreement entered into as of the same date.  The Employment Contract is listed along with the Consulting Agreement in Item 9.01 Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

10.1	First DB Consulting Agreement
99.1*	Employment Contract
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMERA HOLDINGS CORPORATION

/s/ T. Benjamin Jennings
T. Benjamin Jennings
President, Chief Executive Officer and Director

Date: May 24, 2022

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